EX-23.1

                   CONSENT OF SMITH & COMPANY

                        Smith & Company
    A Professional Corporation of Certified Public Accountants

      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference in this Registration Statement of GameZnFlix, Inc. on Form S-8 POS of our report dated March 28, 2005 appearing in the Annual Report on Form 10-KSB of GameZnFlix, Inc. for the fiscal year ended December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/ Smith & Company
Smith & Company
Salt Lake City, Utah
July 14, 2005

       4764 South 900 East, Suite 1  Salt Lake City, Utah 84117-4977
           Telephone: (801) 281-4700  Facsimile: (801) 281-4701
                    E-mail: smithcocpa@earthlink.net
Members: American Institute of Certified Public Accountants  Utah Association
                        of Certified Public Accountants